Exhibit 99.1

FireEye Reports Strong First Quarter Results as Growth of Platform Billings Accelerates

Demand for Threat Intelligence, FireEye as a Service, and Cloud-based Subscriptions Fuels Increased Adoption of FireEye Threat Management Platform and Expands Base of Recurring Product Subscriptions

MILPITAS, Calif. – May 5, 2016 – FireEye, Inc. (NASDAQ: FEYE), the leader at stopping today’s advanced cyber attacks, today announced financial results for the first quarter ended March 31, 2016.

“Our first quarter billings exceeded the high end of our guidance range, driven by demand for our threat intelligence, cloud-based Email Threat Protection, and FireEye as a Service subscriptions,” said David DeWalt, FireEye chairman of the board and chief executive officer. “Our billings performance and customer metrics point to continued strength in our business as customer preference for cloud-based and cloud-enabled solutions grows. We expect this trend to continue as we extend our MVX detection engine to public and private clouds and introduce new software-only solutions like the FireEye Security Orchestrator and virtual MVX appliances. These platform expansions create incremental opportunities to deliver FireEye detection, investigation and remediation technologies to branch offices of our existing customers and to small and mid-sized enterprises.”

“Our ability to reduce the risk, mask the complexity and lower the total cost of ownership of cyber security for our customers positions us at the intersection of the powerful trends driving change in our industry. We continue to make the strategic investments in our intelligence-led threat management platform and international infrastructure necessary to take advantage of this growing opportunity. At the same time, we remain committed to accelerating our progress on the path to profitability,” added DeWalt.

First Quarter 2016 Financial Results

•	Revenue of $168.0 million, an increase of 34 percent from the first quarter of 2015.

•	Billings of $186.0 million, an increase of 23 percent from the first quarter of 2015.[1]

•	GAAP operating margin of negative 93 percent, compared to negative 106 percent in the first quarter of 2015.

•	Non-GAAP operating margin of negative 44 percent, compared to negative 57 percent in the first quarter of 2015.[1]

•	GAAP net loss per share of $0.98, compared to a GAAP net loss per share of $0.88 in the first quarter of 2015.

•	Non-GAAP net loss per share of $0.47, compared to a non-GAAP net loss per share of $0.48 in the first quarter of 2015.[1]

•	Cash flow from operations of negative $22.5 million, compared to cash flow from operations of negative $3.2 million in the first quarter of 2015.

[1]	A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“We delivered year-over-year improvement in non-GAAP operating margins and non-GAAP net loss per share for the fifth consecutive quarter,” said Michael Berry, FireEye executive vice president and chief financial officer. “Continued focus on optimizing our cost structure allowed us to deliver first quarter non-GAAP net loss per share better than our previously issued guidance range even with a higher mix of product subscriptions. We expect this trend to continue, and we are adjusting our outlook for 2016 revenue accordingly. Our guidance for billings, non-GAAP net loss per share, and operating cash flow remain unchanged,” added Berry.

Second Quarter and Updated 2016 Outlook

FireEye provides guidance based on current market conditions and expectations. For the second quarter of 2016, FireEye expects:

•	Total revenue in the range of $178 to $185 million.

•	Non-GAAP billings in the range of $200 to $215 million.

•	Non-GAAP operating margin of approximately negative 31 to negative 33 percent of revenue.

•	Non-GAAP net loss per share of $0.38 to $0.40.

Non-GAAP net loss per share for the second quarter assumes interest expense of approximately $3.0 million associated with the company’s convertible senior notes, provision for income taxes of between $1.0 to $1.3 million, and weighted average shares outstanding of approximately 161 million.

For 2016, FireEye now expects:

•	Total revenue in the range of $780 to $810 million.

•	Non-GAAP billings in the range of $975 to $1,055 million.

•	Non-GAAP operating margin in the range of negative 22 to negative 24 percent of revenue.

•	Non-GAAP net loss per share of $1.20 to $1.27.

•	Positive cash flow from operations in the range of $70 to $80 million.

•	Capital expenditures on property and equipment of approximately $35 million.

Non-GAAP net loss per share for 2016 assumes interest expense of $12.1 million associated with the company’s convertible senior notes, provision for income taxes of between $6.0 and $8.0 million and shares outstanding of approximately 162 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, acquisition-related expenses, restructuring charges, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and other non-recurring expenses that may be incurred in the future.

Threat Management Platform Enhanced with Security Orchestration and New Product Features

In a separate press release, the company announced the launch of FireEye Security Orchestrator to act as the connected tissue both across the FireEye Platform but also for the customer’s broader IT infrastructure. Along with this ability to connect disparate customer solutions, the company also announced the launch of further enhanced detection and response features including the ability to detect targeted email attacks that do not use malware, guided investigations capabilities to enable understaffed security teams to investigate incidents more effectively and high availability features that enable more organizations to deploy FireEye inline. Collectively, these enhancements enable the next generation of security operations with intelligence-led detection, automated response and unified workflows across the IT infrastructure.

The FireEye Threat Management Platform combines advanced detection, investigation and response technologies, real-time threat intelligence and leading security expertise in products and services to reduce the business risks of cyber-attacks on the network, at the endpoint and in the cloud. Threat intelligence derived from machine learning, incident response and a global network of researchers is orchestrated across the Threat Management Platform to detect new attacks quickly and reduce response times across multiple attack vectors. Advanced analytics and forensics capabilities, backed up by human expertise, complement virtual machine-based detection in an adaptive framework that lowers complexity of security operations and total cost of ownership while enabling customers to manage risks more effectively.

Management Succession Announced

Additionally, the company announced the implementation of its senior management succession plan. David DeWalt, Chairman of the Board and Chief Executive Officer of FireEye, will transition to the role of Executive Chairman of the Board effective June 15, 2016. In this role, DeWalt will remain active in the company’s operations, working with the management team to increase adoption of the FireEye Threat Management Platform, with a focus on the company’s multi-channel go-to-market strategies. Kevin Mandia, currently President of FireEye, will succeed DeWalt as CEO.

Additionally, Mandiant President Travis Reese will become president of FireEye, and Michael Berry will become chief operating officer in addition to his responsibilities as chief financial officer. Both appointments are effective June 15, 2016.

Conference Call Information

FireEye will host a conference call today, May 5, 2016, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its first quarter financial results and the company’s outlook for 2016. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company’s website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to future revenue, non-GAAP billings, non-GAAP operating margin, interest expense, provision for income taxes, non-GAAP net loss per share, weighted average shares outstanding, operating cash flow, and capital expenditures on property and equipment in the section entitled “Second Quarter and Updated 2016 Outlook” above, as well as statements related to FireEye’s management succession plan, FireEye’s path to profitability, FireEye’s revenue mix and customer buying preferences, the increasing mix of product subscriptions, the continued momentum in FireEye’s business and its Threat Prevention Platform, the expected benefits resulting from future product and service announcements and enhancements to existing products and services, the expanding market for FireEye’s products and services, FireEye’s competitive position, FireEye’s ability to expand its leadership, market share gains and, as a result of its recent acquisitions, its product and service offerings, and the capabilities of partnership offerings and jointly-developed solutions.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; FireEye’s limited operating history, particularly as a public company; real or perceived defects, errors or vulnerabilities in FireEye’s products or services; FireEye’s ability to react to trends and challenges in its business and the markets in which it operates; FireEye’s ability to anticipate market needs or develop new or enhanced products and services to meet those needs; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technology, products, personnel and operations; FireEye’s ability to hire and retain critical executives and key employees; FireEye’s ability to attract new and retain existing customers and expand and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-K filed with the Securities and Exchange Commission on February 26, 2016, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures

In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP operating margin, net loss and net loss per share. FireEye defines non-GAAP operating margin as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, restructuring charges and other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to the company’s convertible senior notes, restructuring charges and discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes stock options, restricted stock units and performance stock units that are anti-dilutive.

Non-GAAP net loss and net loss per share in the first quarter of 2016 excluded stock-based compensation expense, amortization of intangible assets, non-cash interest expense related to the convertible senior notes issued in June 2015, acquisition related expenses, and restructuring charges. Non-GAAP net loss and net loss per share for the first quarter of 2015 excluded stock-based compensation expense, and amortization of intangible assets.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company’s core business operating results, over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Stock-based compensation is an important part of FireEye employees’ overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related expenses, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 4,700 customers across 67 countries, including more than 730 of the Forbes Global 2000.

© 2016 FireEye, Inc. All rights reserved. FireEye, FireEye as a Service, MVX and Security Orchestrator are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:

Vitor De Souza

FireEye, Inc.

415-699-9838

vitor.desouza@fireeye.com

Investor contact:

Kate Patterson

FireEye, Inc.

408-321-4957

kate.patterson@fireeye.com

Source: FireEye

FireEye, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$175,113	$402,102
Short-term investments	746,027	767,775
Accounts receivable, net	141,247	172,752
Inventories	10,778	13,747
Prepaid expenses and other current assets	35,078	30,883

Total current assets	1,108,243	1,387,259
Property and equipment, net	81,324	78,368
Goodwill	974,184	750,288
Intangible assets, net	290,595	214,560
Deposits and other long-term assets	12,084	10,998

Total assets	$2,466,430	$2,441,473

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$37,716	$43,650
Accrued and other current liabilities	36,082	29,820
Accrued compensation	105,893	79,294
Deferred revenue, current portion	329,095	305,169

Total current liabilities	508,786	457,933
Convertible senior notes, net	714,978	706,198
Deferred revenue, non-current portion	236,987	221,829
Other long-term liabilities	9,298	11,141

Total liabilities	1,470,049	1,397,101
Stockholders’ equity:
Common stock	17	16
Additional paid-in capital	2,512,269	2,403,088
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	(62)	(2,225)
Accumulated deficit	(1,365,843)	(1,206,507)

Total stockholders’ equity	996,381	1,044,372

Total liabilities and stockholders’ equity	$2,466,430	$2,441,473

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
Revenue:
Product	$33,707	$40,237
Subscription and services	134,259	85,133

Total revenue	167,966	125,370
Cost of revenue: (1)(2)
Product	17,133	15,200
Subscription and services	54,297	36,851

Total cost of revenue	71,430	52,051
Total gross profit	96,536	73,319
Operating expenses:(1)(2)
Research and development	85,983	65,605
Sales and marketing	123,028	107,595
General and administrative (3)	42,256	32,607
Restructuring Charges (4)	1,670	—

Total operating expenses	252,937	205,807
Operating loss	(156,401)	(132,488)
Other expense, net (5)	(9,529)	(499)

Loss before income taxes	(165,930)	(132,987)
Provision for (benefit from) income taxes (6)	(10,030)	977

Net loss attributable to common stockholders	$(155,900)	$(133,964)

Net loss per share attributable to common stockholders, basic and diluted	$(0.98)	$(0.88)

Weighted average shares used in per share calculations, basic and diluted	158,781	151,651

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(155,900)	$(133,964)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	30,503	26,581
Stock-based compensation expense	64,239	49,875
Non-cash interest expense related to convertible senior notes	8,780	—
Deferred income taxes	(11,053)	82
Other	938	509
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	43,144	32,736
Inventories	2,325	(2,554)
Prepaid expenses and other assets	(2,152)	127
Accounts payable	(3,391)	(4,219)
Accrued liabilities	902	2,068
Accrued transaction costs of acquiree	(7,727)	—
Accrued compensation	(8,989)	(2,675)
Deferred revenue	17,997	26,221
Other long-term liabilities	(2,132)	1,997

Net cash provided by (used in) operating activities	(22,516)	(3,216)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment and demonstration units	(14,257)	(12,669)
Purchase of short-term investments	(88,805)	(39,857)
Maturities of short-term investments	111,319	34,655
Acquisition of business, net of cash acquired	(204,926)	—
Lease deposits	(678)	(370)

Net cash used in investing activities	(197,347)	(18,241)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of assumed debt from acquired business	(8,842)	—
Payment of shares withheld for taxes	(1,124)	—
Proceeds from exercise of equity awards	2,840	11,870

Net cash provided by financing activities	(7,126)	11,870

Net change in cash and cash equivalents	(226,989)	(9,587)
Cash and cash equivalents, beginning of year	402,102	146,363

Cash and cash equivalents, end of year	$175,113	$136,776

FireEye, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
GAAP operating loss	$(156,401)	$(132,488)
Stock-based compensation expense (1)	64,067	49,875
Amortization of intangible assets (2)	15,165	11,766
Acquisition related expenses (3)	2,413	—
Restructuring charges (4)	1,670	—

Non-GAAP operating loss	$(73,086)	$(70,847)
GAAP operating margin	-93%	-106%
Stock-based compensation expense (1)	38%	40%
Amortization of intangible assets (2)	9%	9%
Acquisition related expenses (3)	1%	0%
Restructuring charges (4)	1%	0%

Non-GAAP operating margin	-44%	-57%
GAAP net loss	$(155,900)	$(133,964)
Stock-based compensation expense (1)	64,067	49,875
Amortization of intangible assets (2)	15,165	11,766
Acquisition related expenses (3)	2,413	—
Restructuring charges (4)	1,670	—
Non-cash interest expense related to convertible senior notes (5)	8,780	—
Non-recurring benefit from income taxes (6)	(11,282)	—

Non-GAAP net loss	$(75,087)	$(72,323)
GAAP net loss per common share, basic and diluted	$(0.98)	$(0.88)
Stock-based compensation expense (1)	$0.40	0.33
Amortization of intangible assets (2)	$0.10	0.08
Acquisition related expenses (3)	$0.01	—
Restructuring charges (4)	$0.01	—
Non-cash interest expense related to convertible senior notes (5)	$0.06	—
Non-recurring benefit from income taxes (6)	$(0.07)	—

Non-GAAP net loss per common share, basic and diluted	$(0.47)	$(0.48)
Weighted average shares used in per share calculations for GAAP and Non-GAAP, basic and diluted	158,781	151,651

(1) includes stock-based compensation expense as follows:
Cost of product revenue	$667	$268
Cost of subscription and services revenue	9,601	6,378
Research and development	24,430	16,035
Sales and marketing	16,154	16,454
General and administrative	13,215	10,740

Total stock-based compensation expense	$64,067	$49,875

(2) includes amortization of intangible assets as follows:
Cost of product revenue	$3,064	$3,064
Cost of subscription and services revenue	7,751	5,475
Sales and marketing	4,219	3,227
Research and development	131	—

Total amortization of intangible assets	$15,165	$11,766

(3) includes acquisition related expenses as follows:
General and administrative	$2,413	$—

(4) includes restructuring charges as follows:
Restructuring charges	$1,670	$—

(5) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$8,780	$—

(6) includes discrete benefit from income taxes as follows:
Provision for (benefit from) income taxes	$(11,282)	$—

FireEye, Inc.

RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
GAAP revenue	$167,966	$125,370
Add change in deferred revenue	39,084	26,221

Subtotal	$207,050	$151,591
Less iSIGHT & Invotas deferred revenue assumed	(21,087)	—

Non-GAAP billings	$185,963	$151,591

FireEye, Inc.

BILLINGS BREAKOUT

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
Product billings	$33,370	$38,234
Product subscription billings	88,884	63,736

Product billings and product subscription billings	122,254	101,970
Support and maintenance billings	31,346	22,842
Professional services billings	32,363	26,779

Non-GAAP billings	$185,963	$151,591

FireEye, Inc.

REVENUE BREAKOUT

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
Product revenue	$33,707	$40,237
Product subscription revenue	74,163	43,376

Product revenue and product subscription revenue	107,870	83,613
Support and maintenance revenue	28,413	19,084
Professional services revenue	31,683	22,673

Total revenue	$167,966	$125,370